UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C/AMENDED INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ x ] Preliminary Information Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2)
[   ] Definitive Information Statement

GREEN EQUITY HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT OF GREEN EQUITY HOLDINGS, INC
1015 W. Newport Center Drive, Suite 105,
Deerfield Beach, FL 33442
Telephone (954) 573-1709 – Facsimile (954) 416-2883

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDERS MEETING
Date of Mailing: October 27, 2011

     To the Stockholders of Green Equity Holdings, Inc.:

     The attached Information Statement is furnished by the Board of Directors (the “Board”) of Green Equity Holdings, Inc. (the “Company,” “GEH”, “we” or “us”). The Company, a Nevada corporation, is a public company registered with the Securities and Exchange Commission.

     On October 26th, 2011, stockholders holding more than 51% of the voting power of the Common Stock of the Company (the “Consenting Stockholder”) consented in writing to amend the Company’s Articles of Incorporation (the “2011 Amendment”). This consent was sufficient to approve the 2011 Amendment under Nevada law. The attached Information Statement describes the 2011 Amendment that the stockholders of the Company have approved, which will do the following: (1) create only one class of Preferred Stock with 5,000,000 shares authorized for such Series at a par value of $.001 per share; and (2) keep the authorized common stock of the Corporation to 200,000,000, par value $.001.

     On July 1, 2010, stockholders holding approximately 51% of the voting power of the then issued and outstanding $0.001 par value common stock (“Common Stock”) consented in writing to amend the Company’s Articles of Incorporation (the “2010 Amendment”). This consent was sufficient to approve the 2010 Amendment under Nevada law. The Company however did not file an Information Statement with respect to the 2010 Amendment and therefore the Company has reversed all of its actions after July 1, 2010 with respect to (1) the authorization of an increase of the shares of common stock of the Company to 500,000,000 shares, par value $.0001; and (2) the creation of preferred stock of the Company with 50,000,000 shares authorized, par value $.0001.

     This Information Statement is prepared and delivered to meet the requirements of Section 78.390 of the Nevada Revised Statutes. This Information Statement is being mailed on or about October 27th, 2011 to holders of record of Common Stock as of the close of business on October 26th, 2011(the “Record Date”). The Company had 104,222,210 shares of common stock outstanding as of the Record Date.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The control share acquisition and dissenter’s rights provisions of Chapter 78 of the Nevada Revised Statues are not applicable to the matters disclosed in this Information Statement. Accordingly, there are no stockholder dissenters’ or appraisal rights in connection with any of the matters discussed in this Information Statement.

     Please read this Notice and Information Statement carefully and in its entirety. It describes the terms of the actions taken by the stockholders.

     Although you will not have an opportunity to vote on the approval of the Certificate of Amendment, this Information Statement contains important information about the Certificate of Amendment.

By Order of the Board of Directors
/s/ Raimundo Dias
Raimundo Dias
Sole Director, President and Chief Executive Officer

Important Notice Regarding the Availability of Information Statement Materials in
connection with this Notice of Stockholder Action by Written Consent:

The Information Statement is available at: www.greenequityholdings.com.
INFORMATION STATEMENT OF GREEN EQUITY HOLDINGS, INC
1015 W. Newport Center Drive, Suite 105,
Deerfield Beach, FL 33442
Telephone (954) 573-1709 – Facsimile (954) 416-2883

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of Green Equity Holdings, Inc., a Nevada corporation (the “Company,” “we” or “us”), to advise them of the corporate actions that have been authorized by written consent of the holder of more than 51% of the voting power (the “Consenting Stockholder”) of the Company’s outstanding capital stock as of the record date of October 26th, 2011 (the “Record Date”). These actions are being taken without notice, meetings or votes in accordance with the General Corporation Law of the Nevada Revised Statutes (“NRS”), Sections 78.315 and 78.320. This Information Statement is being mailed to the stockholders of the Company, as of the Record Date, on October 26th, 2011.

The Board of Directors has approved, and recommended to the stockholders for approval, several amendments to the Company’s Articles of Incorporation (the “Certificate of Amendment”) mentioned above and detailed further. The full text of the Certificate of Amendment is attached to this Information Statement as Appendix A.

On October 26th, 2011, the Consenting Stockholder consented in writing to the Certificate of Amendment. This consent was sufficient to approve the Certificate of Amendment under Nevada law.

No Vote Required

We are not soliciting consents to approve the Certificate of Amendment. Nevada law permits the Company to take any action which may be taken at an annual or special meeting of its stockholders by written consent, if the holders of a majority of the shares of its Common Stock sign and deliver a written consent to the action to the Company.

No Appraisal Rights

Under Nevada law, stockholders have no appraisal or dissenters’ rights in connection with the Certificate of Amendment.

Interests of Certain Parties in the Matters to be Acted Upon

Mr. Raimundo Dias, the sole director and executive officer of the Company is also the Consenting Stockholder. Other than with respect to the Consenting Stockholder, none of the executive officers of the Company has any substantial interest resulting from the Certificate of Amendment that is not shared by all other stockholders pro rata, and in accordance with their respective interests.

Householding of Stockholder Materials

In some instances we may deliver only one copy of this Information Statement to multiple stockholders sharing a common address. If requested by phone or in writing, we will promptly provide a separate copy to a stockholder sharing an address with another stockholder. Requests by phone should be directed to our Chief Executive Officer at (954) 573-1709, and requests in writing should be sent to Green Equity Holdings, Inc., Attention Chief Executive Officer, and 1015 W. Newport Center Drive, Suite 105, Deerfield Beach, FL 33442. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the above address.

NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED
BY CONSENTING STOCKHOLDERS

AMENDMENTS TO THE ARTICLES OF INCORPORATION

Amendment to the Articles of Incorporation to Maintain the Authorized Shares of Common Stock of the Company to 200,000,000 Common Shares and 5,000,000 Preferred Shares

GEH’s Board of Directors has unanimously adopted a resolution seeking stockholder approval to authorize the board to decrease the number of authorized shares of common stock from 500 million shares to 205 million shares. GEH’s Articles of Incorporation, as currently in effect, authorizes GEH to issue up to 500 million shares of common stock, par value $0.001 per share. The Board of Directors has proposed a decrease in the number of authorized shares of the common stock of GEH to 205 million. Upon the approval by the Consenting Shareholder holding a majority of the outstanding voting power and then the filing of the Amended Articles of Incorporation, GEH will be authorized to issue 200 million shares of common stock and 5 million shares of Preferred Stock. The Board of Directors believes that authorizing it to effectuate this decrease in the number of authorized shares is in the best interest of GEH and its stockholders in that the Board of Directors of GEH previously failed to file an Information Statement after the July 1, 2010 changes to the Articles of Incorporation thereby opening up the Company to potential shareholder liability as well as exposing GEH to regulatory scrutiny as a result of its failure to file a 14c.

The relative voting and other rights of holders of the common stock will not be altered by the decrease in shares of common stock. Each share of common stock will continue to entitle its owner to one vote.

As a result of the decreased authorization, the potential number of shares of common stock outstanding will be decreased.

Creation of the Preferred Stock

Preferred stock usually grants the holders certain preferential rights in voting, dividends, liquidation and/or other rights in preference over the Common Stock. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for the Company, or as may be required by the capital markets, the Board and the Consenting Stockholders authorized the creation of the Series C Preferred Stock.

This authorization grants the Company the power to issue the 5,000,000 shares of preferred stock. The special rights, powers and the qualifications of the Preferred Stock are set forth in the certificate of designation for the Preferred attached hereto.

There are currently no plans, arrangements, commitments or understandings for the issuance of any shares of preferred stock which are proposed to be authorized.

Amendment to the Articles of Incorporation to Authorize the following:

Decrease of the authorized shares of the Common Stock from 500,000,000 to 200,000,000
Authorization of 5,000,000 shares of the Preferred Stock of the Corporation

GEH’s Board of Directors and stockholders holding approximately 51% of the Common Stock of the Company, by written consent dated October 26th, 2011 (the “Joint Consent”); jointly authorized an increase the number of authorized the following changes to the Company’s Articles of Incorporation immediately following the Change In Control as follows:

A – Decrease in the authorized Common Stock: Following the filing of the Amended Articles of Incorporation on or about October 26th, 2011, GEH became authorized to issue 200 million shares of common stock and 5 million shares of preferred stock. The Board of Directors believed that authorizing it to effectuate this decrease in the number of authorized shares in the best interest of GEH and its stockholders.

The pertinent issues related to this increase in the number of authorized common stock of the Company is identical to the discussion relating to the current proposed increase in the authorized common stock from 500,000,000 to 200,000,000 shares.

B- Amendment to the Articles of Incorporation to Authorize the Creation of only one Series of Preferred Stock

Preferred stock usually grants the holders certain preferential rights in voting, dividends, liquidation and/or other rights in preference over the Common Stock. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for the Company, or as may be required by the capital markets, the Board and the Consenting Stockholders authorized the creation of only one Series of preferred stock.

This authorization granted the Company the power to issue 5 million shares of preferred stock at a par value of $.001 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table, together with the accompanying footnotes, sets forth information regarding the beneficial ownership of the Common Stock of the Company as of October 26th, 2011, for (i) each person known by the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each of the Company’s executive officers, (iii) each of the Company’s directors and (iv) all directors and executive officers as a group. Applicable percentage ownership in the following table is based on 55,000,000 shares of Common Stock outstanding as of October 26th, 2011.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. In addition, shares of Common Stock issuable upon exercise of options, warrants and other convertible securities beneficially owned that are exercisable within sixty days of October 26th, 2011, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those securities, and the group as a whole, but are not deemed outstanding for computing the percentage ownership of any other person.

Beneficial Owners of More than 5%:
Name	Address	Shares Beneficially Owned	Percentage of Class
None	None	None	None
Directors and Named Executive Officers:
Raimundo Dias	1015 W. Newport Center Drive, Suite 105 Deerfield Beach, FL 33442	55,000,000 Common	51 % plus

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statement of the plans and objectives of management for future operations, and any statement of assumptions underlying any of the foregoing. These statements may contain words such as “expects,” “anticipates,” “plans,” “believes,” “projects,” and words of similar meaning. These statements relate to our future business and financial performance.

Actual outcomes may differ materially from these statements. The risks listed in this Information Statement as well as any cautionary language in this Information Statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

ADDITIONAL INFORMATION

     This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC, including our:

Annual Report on Form 10-K for the year ended March 31, 2010;
Quarterly Report on Form 10-Q for the period ended December 31, 2010;
Quarterly Report on Form 10-Q for the period ended September 30, 2010;
Quarterly Report on Form 10-Q for the period ended June 30, 2010; and
Current Reports on Form 8-K or Form 8-K/A filed on January 29, 2010, August 19, 2010, August 31, 2010, September 3, 2010 and March 31, 2011

     The reports we file with the SEC and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such materials may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of the Reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov. We will also mail copies of our prior reports to any stockholder upon written request.

By Order of the Board of Directors
/s/ Raimundo Dias
Raimundo Dias
Sole Director, President and Chief Executive Officer

Deerfield Beach, Florida
October 27th, 2011

APPENDIX A
CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF
GREEN EQUITY HOLDINGS, INC.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

GREEN EQUITY HOLDINGS, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

That the Articles of Incorporation shall be amended to (1) reduce the authorized common stock of the company to 200,000,000, par value .001, and (2) Authorized the company to issue 5,000,000 shares of preferred stock. The company hereby rescinds the designation of Series A and B preferred stock.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Majority

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 8-31-11

APPENDIX B
CERTIFICATE OF DESIGNATION, PREFERENCE AND RIGHTS OF PREFERRED STOCK
OF GREEN EQUITY HOLDINGS, INC.

Pursuant to the Business Organizations Law of the State of Nevada

     Green Equity Holdings, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), hereby certifies that the following resolutions were duly adopted by the Board of Directors of the Corporation and by the majority shareholder thereof by written consent on October 26th, 2011, pursuant to the authority vested in the Board of Directors by Article IV of the Certificate of Incorporation of the Corporation which creates and authorizes 5,000,000 shares of Preferred Stock of the Corporation, par value .001 (the “Preferred Stock”);

     Resolved, that pursuant to the authority vested in the Board of Directors by Articles IV of the Certificate of Incorporation of the Corporation, a series of Preferred Stock is hereby established. The preferences and relative, participating, optional or other special rights of the Preferred Stock, and the qualifications, limitations or restrictions thereof (in addition to the relative powers, preferences and rights, and qualifications, limitations or restrictions thereof, set forth in the Corporation’s Certificate of Incorporation which are applicable to shares of Preferred Stock of all series) shall be as follows:

1. Number of Shares; Stated Value and Dividends. The Corporation hereby designates five million shares of the authorized shares of preferred stock. The stated value of the Preferred Stock shall be par value $.001. The holder of Preferred shares of Stock shall not be entitled to receive dividends.

2. Liquidation Preference. In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holder of Preferred Stock may at his sole option elect to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of common stock by reason of their ownership thereof, an amount per share equal to $0.001 for the outstanding shares of Preferred Stock. Upon the completion of this distribution and any other distribution that may be required with respect series of preferred stock of this Corporation that may from time to time come into existence, if assets remain in this Corporation the holders of the common stock of this Corporation shall receive all of the remaining assets of this Corporation. For purposes of this Section 2, a liquidation, dissolution or winding up of this Corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation or any transaction in which the Corporation is the surviving entity or (ii) a sale of all or substantially all of the assets of the Corporation unless the Corporation’s shareholders of record as constituted immediately prior to such transaction will, immediately after such transaction (by virtue of securities issued as consideration in the transaction) hold at least 50% of the voting power of the surviving or acquiring entity. Whenever a distribution provided for in this Section 2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined and agreed to by the Board of Directors of this Corporation.

3. Redemption. The Preferred Stock is not redeemable without the prior written consent of the holder of such Preferred Stock.

4. Conversion. The share of Series A Preferred Stock shall be convertible, at the sole option of the Corporation, at any time after the date of issuance of such share at the office of this Corporation into such number of fully paid and non-assessable shares of common stock of the Corporation as is determined by mutual agreement of the Corporation and the holder of the Series A Preferred Stock at the time of conversion.

5. Voting Rights. The holder of the shares of Preferred Stock, shall have the following voting rights:

     (a) The holder of the shares of Preferred Stock shall be entitled to vote on all matters submitted to a vote of the shareholders of the Corporation, voting together with the holders of the common stock and of any other shares of capital stock of the Corporation entitled to vote at a meeting of shareholders as one class.

     (b) Without the written consent of the holder of the share of Series A Preferred Stock at a meeting of the shareholders of this Corporation called for such purpose, the Corporation will not amend, alter or repeal any provision of the Articles of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the Series A Preferred Stock.

6. Status of Redeemed Stock. In the event the share of Series A Preferred Stock shall be redeemed pursuant to Section 3 hereof, or converted pursuant to Section 4 hereof, the share shall be cancelled and returned to the status of authorized but unissued shares of preferred stock.

7. Taxes. This Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of the share of Series A Preferred Stock.

IN WITNESS WHEREOF, Green Equity Holdings, Inc. has caused this Certificate of Designation to be signed by Raimundo Dias, its President, and this 27th day of October, 2011.

By:	/s/ Raimundo Dias
Name: Raimundo Dias
Title: President